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                                                                      EXHIBIT 21

IMAX CORPORATION


Significant and other major subsidiary companies of the Registrant at December 31, 1998 were:

                                            Jurisdiction of      Percentage held
Name of Subsidiary                            Organization         by Registrant
-----------------------------------------  ------------------  -----------------

                                                                             100%
Imax Ltd.                                  Ontario                           100%
David Keighley Productions 70MM Inc.       Delaware                          100%
Sonics Associates, Inc.                    Alabama                           100%
    Oxmoor Corporation                     Alabama                           100%
Ridefilm Corporation                       Delaware                          100%
1236627 Ontario Inc.                       Ontario                           100%
Imax Japan Inc.                            Japan                             100%
Imax Entertainment Pte. Ltd.               Singapore                         100%
Imax (Netherlands) B.V.                    Netherlands                       100%
Imax U.S.A. Inc.                           Delaware                          100%
Nyack Theatre L.L.C.                       Delaware                           50%
Arizona Big Frame Theatres, L.L.C.         Delaware                          100%
Starboard Theaters Ltd.                    Canada                             50%
Forum Ride Associates                      Nevada                            100%
Miami Theatre, L.L.C.                      Delaware                          100%
Digital Projection International Limited   U.K.                              100%
Digital Projection Inc.                    Georgia                            33%
Themax Inc. (Brossard)                     Quebec                            100%
Sacramento Theatre L.L.C.                  Delaware                          100%
Panda Productions Inc.                     Delaware                          100%
Wire Frame Films Ltd.                      Ontario
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